SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  205490

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2004

LEESPORT FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-14555	23-2354007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

1240 Broadcasting Road, Wyomissing, Pennsylvania		19610
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(610) 208-0966

N/A
(Former name or former address, if changed since last report.)

Item 5.  Other Events.

On April 16, 2004, Leesport Financial Corp. (“Leesport”) and Madison Bancshares Group, Ltd. (“Madison”) announced that they had entered into an Agreement and Plan of Merger, dated as of April 16, 2004 (the “Agreement”), which sets forth the terms and conditions pursuant to which Madison will be merged with and into Leesport (the “Merger”).  Under the terms of the Agreement, shareholders of Madison will be entitled to receive 0.6028  shares of Leesport common stock in exchange for each share of Madison common stock.

Completion of the Merger is subject to a number of customary conditions, including, but not limited to, (i) the approval of the Agreement by the shareholders of Madison and Leesport and (ii) the receipt of required regulatory approvals of the Merger.

For additional information, reference is made to the Agreement dated as of April 16, 2004, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, and the press release dated April 16, 2004, which is attached hereto as Exhibit 99.2 and incorporated herein by reference.  The foregoing description is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits.

The following exhibits are filed herewith:

99.1	Agreement and Plan of Merger, dated as of April 16, 2004, between Leesport Financial Corp. and Madison Bancshares Group, Ltd.

99.2	Press Release, dated April 16, 2004, of Leesport Financial Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEESPORT FINANCIAL CORP.

Dated: April 20, 2004	/s/ Edward C. Barrett
Edward C. Barrett
Executive Vice President

EXHIBIT INDEX

Exhibit Number

99.1	Agreement and Plan of Merger, dated as of April 16, 2004, between Leesport Financial Corp. and Madison Bancshares Group, Ltd.

99.2	Press Release, dated April 16, 2004, of Leesport Financial Corp.